3: Exhibit 5
                                                                                                                                       Exhibit 5.1

                                                                                                      Four Forest Plaza
                                                                                                      222 Merit Drive
                                                                                                      Suite 1270
                                                                                                      Dallas, Texas 75251
                                                                                                      972.490.6888 Main
                                                                                                      972.934.9299 Fax
MORTON PLLC

                                                                March 20, 2002

RF Monolithics, Inc.
4441 Sigma Road
Dallas, Texas 75244

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 to be filed by RF Monolithics, Inc. ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of 300,000 shares of common stock, $.001 par value per share ("Stock"), to be offered from time to time under the Company's 1994 Employee Stock Purchase Plan, as amended, and 1997 Equity Incentive Plan, as amended (the "Plans"), this firm is of the opinion that any Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plans.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and the firm expresses no opinion as to the laws of any other jurisdiction. This firm hereby consents to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement. In giving such consent, this firm does not thereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                                  Very truly yours,

                                                                   MORTON PLLC

                                                                    By: /s/ Stephen C. Morton
                                                                        Stephen C. Morton, authorized member